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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-47133 of Manugistics Group, Inc. on Form S-3 of our reports dated March 28, 1997 (except Note 12 as to which the date is May 9, 1997), appearing in the Annual Report on Form 10-K of Manugistics Group, Inc. for the year ended February 28, 1997, and to the reference to us under the heading "Experts" in the Prospectus, which is a part of this Registration Statement.


DELOITTE & TOUCHE LLP

Washington, D.C.

March 27, 1998